STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of March 4, 2014, by and among Dallas R. Imbimbo, Nicholas F. Kovacevich, Jeffrey Meng, and John J. Kovacevich (each, a “Seller” and collectively, “Sellers”) and Kush Bottles, Inc., a Nevada corporation (“Purchaser”) (each a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, Sellers own 10,000 shares of common stock (the “Shares”) of KIM International Corporation, a California corporation (the “Company”) as set forth on Exhibit A, and are the sole shareholders of the Company; and

WHEREAS, Purchaser desires to purchase from Sellers, and Sellers desire to sell to Purchaser, the Shares.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

SECTION 1. PURCHASE AND SALE OF THE SHARES.

1.1 Upon execution of this Agreement by the Parties, each Seller hereby exchanges his portion of the Shares set forth on Exhibit A for the number of shares of Purchaser’s common stock set forth on Exhibit A (collectively, the “Purchase Price”).

1.2 Contemporaneously with the execution of this Agreement by the Parties, Sellers shall deliver to Purchaser original stock certificates evidencing the Shares along with duly executed transfer documentation reasonably satisfactory to Purchaser, and concurrently therewith Purchaser shall deliver to Sellers original stock certificates evidencing the shares of Purchaser’s common stock as set forth on Exhibit A.

SECTION 2. COVENANTS, REPRESENTATIONS AND WARRANTIES OF SELLERS.  In order to induce Purchaser to enter into this Agreement, each Seller hereby covenants with, and represents and warrants to, Purchaser as follows:

2.1 Authorization.  Such Seller has the proper legal capacity for the execution, delivery and performance of this Agreement, and such Seller’s execution, delivery, and performance of this Agreement requires no action by or in respect of, or filing with, any governmental authority, and does not contravene, or constitute a default under, any provision of applicable law or of any material judgment, injunction, order, decree or material agreement binding upon such Seller.

2.2 Binding Obligations.  This Agreement constitutes the valid and binding agreement of such Seller, enforceable against such Seller in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally, and (ii) may be limited by equitable principles of general applicability.

2.3 Right to Sell Shares.  Such Seller has the absolute and unrestricted right, power and capacity to sell his portion of the Shares to Purchaser free and clear of any claims, rights or other encumbrances.  Upon the delivery of his Shares and the payment by Purchaser of the applicable portion of the Purchase Price, such Seller’s potion of the Shares will be duly authorized, validly issued, fully paid and nonassessable.

2.4 No Conflicts.  The execution, delivery and performance of this Agreement by such Seller and the consummation by such Seller of the transactions contemplated hereby (a) will not conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time or both), or otherwise give any person a basis for accelerated rights under any agreement to which such Seller is a party or by which such Seller is bound or affected, (b) result in the creation or imposition of any lien on such Seller’s potion of the Shares, or (c) require the consent or approval of any person.

SECTION 3. COVENANTS, REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser hereby covenants with, and represents and warrants to Sellers, which representations and warranties are true and correct as of the date hereof, as follows:

3.1 Due Execution and Delivery and Binding Agreement.  This Agreement constitutes valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with its terms, subject to laws of general application affecting creditors’ rights generally and to equitable principles relating to enforceability.

3.2 No Conflicts.  The execution and delivery by Purchaser of this Agreement or the performance by Purchaser of its obligations hereunder, does not (i) violate any laws of the United States or laws of any state or other jurisdiction applicable to Purchaser or require Purchaser to obtain any approval, consent or waiver of, or make any filing with, any person or entity (governmental or otherwise) that has not been obtained or made; or (ii) result in a breach of, or constitute a default under, any agreement, indenture note, mortgage, deed of trust, trust (constructive and other), bond, license, permit or instrument to which Purchaser is a party or by which Purchaser is bound.

3.3 Investment Representations.  The Shares will be acquired by Purchaser for investment purposes, for an indefinite period of time, for Purchaser’s own account and not as a nominee or agent for any other person, firm or entity, and not with a view to the sale or distribution of all or any part thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  Purchaser acknowledges and agrees that the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available.  Purchaser is an “accredited investor” as defined in Section 501(a) of Regulation D of the Securities Act.  Purchaser has had the opportunity to obtain information to evaluate the merits and risks of the purchase of the Shares and has received all information it has requested concerning the Shares and the Company.  In connection with the purchase of the Shares, Purchaser has relied solely upon independent investigations made by it, and has consulted its own investment advisors, counsel and accountants, to the extent it felt it necessary to do so.

3.4 Tax Matters.  Purchaser has consulted with such tax advisor(s) as Purchaser deems advisable in connection with the purchase of the Shares.  Purchaser hereby assumes all the responsibility for it own tax consequences.

SECTION 4. GENERAL PROVISIONS.

4.1 Notices.  All notices and other communications under or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally (including by overnight express or messenger), upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy.  Any notice or other communication given hereunder shall be addressed to each party at its address indicated on the signature page hereto.

4.2 Counterparts.  This Agreement may be executed in two or more counterparts (including by facsimile or similar means of electronic transmission), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

4.3 Headings.  All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

4.4 Severability.  If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid or unenforceable, such holding shall in no way affect the validity of the remainder of this Agreement.

4.5 Amendments, Waivers, Etc. Neither this Agreement nor any provision hereof may be amended, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.  It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

4.6 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflicts of law principles.

4.7 Binding Effect.  This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors, legal representatives and permitted assigns.

4.8 Entire Agreement.  This Agreement sets forth the entire agreement and understanding between the Parties as to the subject mater thereof and incorporates and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.9 Further Assurances.  The Parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

SELLERS:

/s/ Dallas R. Imbimbo ________________________________
Dallas R. Imbimbo
Shareholder
17595 Harvard Ave Suite C552 Irvine, CA 92614

/s/ Nicholas F. Kovacevich ________________________________
Nicholas F. Kovacevich
Shareholder
17595 Harvard Ave Suite C552 Irvine, CA 92614

/s/ Jeffrey Meng ________________________________
Jeffrey Meng
Shareholder
17595 Harvard Ave Suite C552 Irvine, CA 92614

/s/ John J. Kovacevich ________________________________
John J. Kovacevich
Shareholder
[redacted]

ACKNOWLEDGED AND AGREED TO:

COMPANY:

KIM INTERNATIONAL CORPORATION

/s/ Dallas Imbimbo

Dallas Imbimbo
Chairman
1800 Newport Circle
Santa Ana, CA 92705

EXHIBIT A

COMMON STOCK EXCHANGE RATIO

Seller	Shares	Purchase Price (in shares of Purchaser’s common stock)
Dallas R. Imbimbo	3,230	12,000,000
Nicholas F. Kovacevich	3,230	12,000,000
Jeffrey Meng	3,230	4,700,000
John J. Kovacevich	310	3,700,000